Krispy Kreme Doughnuts, Inc.
Change in Same Store Sales
Company Stores

	Revised Methodology		Former Methodology
	Stores Enter		Stores Enter
	Computation		Computation
	in Week 79		in Week 57
Period End	Quarter	YTD	Quarter	YTD
FY12
Q1	6.0%	6.0%	5.8%	5.8%
Q2	2.5%	4.3%	2.5%	4.2%
Q3	4.6%	4.4%	4.0%	4.2%
Q4	8.6%	5.4%	8.3%	5.2%

FY13
Q1	2.1%	2.1%	2.1%	2.1%
Q2	6.2%	4.0%	5.4%	3.7%
Q3	7.5%	5.2%	6.8%	4.7%
Q4	8.1%	5.9%	7.5%	5.5%

FY14
Q1	12.2%	12.2%	11.4%	11.4%
Q2	10.5%	11.4%	10.0%	10.8%
Q3	4.4%	9.1%	3.7%	8.4%
Q4	2.4%	7.4%	1.6%	6.7%

Krispy Kreme Doughnuts, Inc.
Change in Same Store Sales
Domestic Franchise Stores

	Revised Methodology		Former Methodology
	Stores Enter		Stores Enter
	Computation		Computation
	in Week 79		in Week 57
Period End	Quarter	YTD	Quarter	YTD
FY12
Q1	5.9%	5.9%	4.6%	4.6%
Q2	6.5%	6.2%	6.3%	5.4%
Q3	8.1%	6.8%	7.9%	6.2%
Q4	8.8%	7.3%	7.9%	6.6%

FY13
Q1	6.2%	6.2%	5.8%	5.8%
Q2	8.1%	7.1%	6.7%	6.2%
Q3	6.5%	6.9%	5.0%	5.8%
Q4	11.0%	7.9%	9.6%	6.8%

FY14
Q1	11.8%	11.8%	11.3%	11.3%
Q2	12.0%	11.9%	11.5%	11.4%
Q3	11.0%	11.6%	10.7%	11.2%
Q4	7.0%	10.4%	6.2%	9.9%

Krispy Kreme Doughnuts, Inc.
Change in Same Store Sales
International Franchise Stores

Nominal Dollars (1)
	Revised Methodology		Former Methodology
	Stores Enter		Stores Enter
	Computation		Computation
	in Week 79		in Week 57
Period End	Quarter	YTD	Quarter	YTD
FY12
Q1	-2.1%	-2.1%	-4.3%	-4.3%
Q2	4.5%	1.2%	-3.1%	-3.7%
Q3	-3.3%	-0.4%	-8.5%	-5.4%
Q4	-5.3%	-1.9%	-8.8%	-6.4%

FY13
Q1	-6.5%	-6.5%	-7.9%	-7.9%
Q2	-8.4%	-7.4%	-12.7%	-10.3%
Q3	-4.3%	-6.5%	-8.3%	-9.6%
Q4	-3.6%	-5.7%	-7.3%	-9.0%

FY14
Q1	-8.0%	-8.0%	-11.0%	-11.0%
Q2	-11.2%	-9.6%	-13.0%	-12.0%
Q3	-6.4%	-8.5%	-8.7%	-10.9%
Q4	-6.5%	-8.0%	-9.1%	-10.4%

Constant Dollars (2)
.	Revised Methodology		Former Methodology
	Stores Enter		Stores Enter
	Computation		Computation
	in Week 79		in Week 57
Period End	Quarter	YTD	Quarter	YTD
FY12
Q1	-7.6%	-7.6%	-9.6%	-9.6%
Q2	-5.2%	-6.4%	-11.7%	-10.7%
Q3	-7.2%	-6.7%	-12.2%	-11.3%
Q4	-6.1%	-6.5%	-9.5%	-10.8%

FY13
Q1	-6.0%	-6.0%	-7.4%	-7.4%
Q2	-5.3%	-5.7%	-10.0%	-8.7%
Q3	-3.8%	-5.1%	-7.7%	-8.4%
Q4	-3.9%	-4.8%	-7.4%	-8.1%

FY14
Q1	-4.5%	-4.5%	-7.3%	-7.3%
Q2	-7.1%	-5.8%	-8.6%	-7.9%
Q3	-0.9%	-4.2%	-3.1%	-6.4%
Q4	-0.8%	-3.3%	-3.4%	-5.6%

(1)	Computed using the average rate of exchange for the period between the U.S. dollar and each of the foreign currencies in which the Company's international franchisees conduct business.

(2)	Computed on a pro forma basis assuming the average rate of exchange between the U.S. dollar and each of the foreign currencies in which the Company's international franchisees conduct business had been the same in the comparable prior year period.